Exhibit 99.1

Akerna Prices $12 Million Public Offering of 5,000,000 Shares of Common Stock

Denver, October 28, 2020 – Akerna Corp. (Nasdaq: KERN), (“Akerna” or the “Company”), a leading compliance technology provider and developer of the cannabis industry’s first seed-to-sale enterprise resource planning (ERP) software technology (MJ Platform®), today announced it has priced a public offering of 5 million shares of its common stock at a public offering price of $2.40 per share. The Company expects that the gross proceeds of the offering of the shares will be approximately $12 million.

A.G.P/Alliance Global Partners acted as the sole placement agent for the offering.

After the placement agent’s fees and estimated offering expenses payable by the Company, the Company expects to receive net proceeds from the sale of the shares of approximately $11 million. Akerna intends to use the net proceeds from the offering to fund its growth initiatives, including product development, sales and marketing, strategic acquisitions, working capital and general corporate purposes.

The offering is expected to close on or about October 30, 2020, subject to customary closing conditions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares are being offered by Akerna pursuant to a registration statement on Form S-1 (File No. 333-249380) previously filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2020 and declared effective by the SEC on October 27, 2020. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov or by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or via telephone at 212-624-2006 or email: prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Akerna

Akerna (Nasdaq: KERN) is an enterprise software company focused on compliantly serving the cannabis, hemp, and CBD industry. Based in Denver, Colorado, the Company’s mission is to create the world’s most transparent and accountable supply chain by building a cannabis technology ecosystem connecting data points across the global cannabis supply chain from seed to sale to self. First launched in 2010, Akerna has tracked more than $20 billion in cannabis sales to date and is the first cannabis software company listed on Nasdaq.

Using connected data and information to propel the cannabis industry forward, Akerna empowers businesses, governments, patients, and consumers to make smart decisions. The Company’s cornerstone technology, MJ Platform, the world’s leading infrastructure as a service platform powers retailers, manufacturers, brands, distributors, and cultivators. Akerna also offers a complete suite of professional consulting services and data analytics for businesses as well as solo sciences, MJ Freeway, Leaf Data Systems, Trellis, and Ample Organics.

Safe Harbor / Forward-Looking Statements

Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding the potential size and closing of the offering and the use of proceeds from the offering. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include (i) Akerna’s ability to maintain relationships with customers and suppliers and retain its management and key employees, (ii) changes in applicable laws or regulations, (iii) changes in the market place due to the coronavirus pandemic or other market factors, (iv) and other risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein. You are cautioned not to place undue reliance on forward-looking statements. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna’s industry and end markets are based on sources believed to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.